SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 9th day of May, 2011 by and between Silicon Valley Bank (“Bank”) and US DATAWORKS, INC., a Nevada corporation (“Borrower”) whose address is One Sugar Creek Center Blvd., 5th Floor, Sugar Land, TX 77478.

Recitals

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of October 27, 2010, as amended from time to time including by that certain Forbearance and First Amendment to Amended and Restated Loan and Security Agreement dated as of February 8, 2011  (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) waive certain covenant violations, (ii) extend the maturity date and (iii) make certain other changes as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7 (Financial Covenant). Section 6.7(a) is amended in its entirety and replaced with the following:

“(a)           EBITDA Performance to Plan.  As of April 30, 2011, Borrower’s EBITDA for the three (3) months ending on such measurement date shall be at least One Hundred Eighty Five Thousand Dollars ($185,000).”

2.2 Section 13 (Definitions).  The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Maturity Date” is June 7, 2011.

2.3 Exhibit B is hereby replaced with Exhibit B attached hereto.

2.4 Bank hereby waives the Event of Default of that occurred due to Borrower’s failure to comply with the covenant set forth in Section 6.7(a) of the Loan Agreement as in effect prior to Borrower and Bank entering into that certain Forbearance and First Amendment to Amended and Restated Loan and Security Agreement dated as of February 8, 2011 for the three (3) month period ending December 31, 2010.  Bank hereby waives the Event of Default occurred due to Borrower making non-permitted payments with respect to Subordinated Debt in February and March in the amount of Thirty Thousand One Hundred Dollars ($30,100).

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) payment by Borrower of an amendment fee in the amount of One Thousand Dollars ($1,000) and (c) the due execution and delivery to Bank of updated Borrowing Resolutions.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Priya Iyer Name: Priya Iyer Title: Relationship Manager	BORROWER US DATAWORKS, INC. By: /s/ Randall J. Frapart Name: Randall J. Frapart Title: Chief Financial Officer